As filed with the U.S. Securities and Exchange Commission on September 26, 2025

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-1743430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(Address of principal executive offices) (Zip code)

Bone Biologics Corporation 2015 Equity Incentive Plan

(Full title of the plan)

Jeffrey Frelick

Chief Executive Officer

Bone Biologics Corporation

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(Name and address of agent for service)

(781) 552-4452

(Telephone number, including area code, of agent for service)

Copy to:

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

(585) 231-1248

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Bone Biologics Corporation (the “Company”) to register an additional 5,000,000 shares (the “Additional Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable under the Bone Biologics Corporation 2015 Equity Incentive Plan, as amended (the “Plan”). The Additional Shares are in addition to the shares of Common Stock previously registered for issuance under the Plan pursuant to the Company’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on (i) August 4, 2016 (File No. 333-212890) and (ii) September 15, 2023 (File No. 333-274545) (collectively, the “Prior Registration Statements”).

The Additional Shares being registered hereby reflect the 1-for-6 reverse stock split effective June 10, 2025.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent modified, superseded, or amended by the information set forth herein.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K, which are deemed not to be incorporated by reference into this Registration Statement):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025;

●	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 filed with the SEC on May 12, 2025 and August 14, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on April 1, 2025, April 11, 2025, May 30, 2025, June 6, 2025, June 26, 2025, and June 30, 2025; and

●	The description of the Common Stock incorporated by reference to our Registration Statement on Form 8-A that was filed with the SEC on October 8, 2021, Exhibit 4.5 to Amendment No. 1 to our Annual Report for the fiscal year ended December 31, 2022 on Form 10-K/A filed with the SEC on November 20, 2023, and any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Bone Biologics Corporation (incorporated herein by reference to Exhibit 3.1(i) to the Current Report on Form 8-K filed September 25, 2014)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bone Biologics Corporation filed October 8, 2021 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 15, 2021)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Bone Biologics Corporation filed June 5, 2023 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed June 6, 2023)

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Bone Biologics Corporation filed December 14, 2023 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 18, 2023)

II-1

4.5	Certificate of Amendment to Amended and Restated Certification of Incorporation of Bone Biologics Corporation filed June 5, 2025 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed June 6, 2025)

4.6	Amended and Restated Bylaws of Bone Biologics Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 8, 2022)

4.7	Amendment No. 1 to the Amended and Restated Bylaws of Bone Biologics Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 24, 2023)

5.1*	Opinion of Harter Secrest & Emery LLP

23.1*	Consent of Independent Registered Public Accounting Firm, Weinberg & Company, P.A.

23.2*	Consent of Harter Secrest & Emery LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this registration statement)

99.1+	Bone Biologics Corporation 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed January 4, 2016)

99.2+	First Amendment to the Bone Biologics Corporation 2015 Equity Incentive Plan (incorporated herein by reference to Annex B to the registrant’s Proxy Statement on Schedule 14A filed August 3, 2023)

99.3+	Second Amendment to the Bone Biologics Corporation 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 30, 2025)

107*	Filing Fee Table

* Filed herewith.

+ Management contract or compensatory arrangement.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on September 26, 2025.

BONE BIOLOGICS CORPORATION

By:	/s/ Jeffrey Frelick
Name:	Jeffrey Frelick
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below appoints Jeffrey Frelick and Deina H. Walsh, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Frelick	Chief Executive Officer (Principal Executive Officer)	September 26, 2025
Jeffrey Frelick

/s/ Deina H. Walsh	Chief Financial Officer (Principal Financial Officer and	September 26, 2025
Deina H. Walsh	Principal Accounting Officer)

/s/ Bruce Stroever	Director	September 26, 2025
Bruce Stroever

/s/ Robert Gagnon	Director	September 26, 2025
Robert Gagnon

/s/ Siddhesh Angle	Director	September 26, 2025
Siddhesh Angle

/s/ Phillip Meikle	Director	September 26, 2025
Phillip Meikle

II-3